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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 Date
            of Report (Date of earliest event reported) June 18, 2004
                                                        -------------


                          BERKSHIRE HILLS BANCORP, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                       1-15781                04-3510455
      --------                       ---------              ----------
(State or other jurisdiction of     (Commission            (IRS Employer
    incorporation)                  File Number)          Identification No.)

                24 North Street, Pittsfield, Massachusetts 01201
                ------------------------------------------------
                    (Address of principal executive offices)

                                 (413) 443-5601
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)







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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE
          -----------------------------------------

     On June 18, 2004, Berkshire Hills Bancorp, Inc. (the "Company") announced the sale of Eastpoint Technologies, LLC ("Eastpoint") to EP Acquisition Corp., an acquisition subsidiary of Open Solutions Inc. The Company owns 60.3 percent of Eastpoint, a software and data processing provider for financial institutions. The Company will immediately realize approximately $2.8 million from the sale with the potential to receive up to an additional $750,000 in two years. The sale is not material to the Company's financial condition for the current quarter, as Eastpoint is recorded on the Company's financial statements at approximately $2.8 million.

ITEM 7.   FINANCIAL STATEMENTS AND OTHER EXHIBITS
          ---------------------------------------

     Exhibit 99.1 Press Release Dated June 18, 2004





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BERKSHIRE HILLS BANCORP, INC.


Dated: June 18, 2004                      By: /s/ Wayne F. Patenaude
                                              ----------------------------------
                                              Wayne F. Patenaude
                                              Senior Vice President and
                                                Chief Financial Officer